Exhibit 99.1

October 28, 2022

Perfect Corp.
PO Box 309, Ugland House, Grand Cayman,

KY1-1104

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Perfect Corp. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the registration of Company Class A ordinary shares of a par value of US$0.10 each and warrants entitling their holders to purchase one Company Class A Ordinary Share at a price of US$11.50 per share (the “Proposed Transaction”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Beauty and Fashion Accessory Augmented Reality (AR) & Artificial Intelligence (AI) Technology Market Study” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Summary of the Prospectus” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form F-1, Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed Transaction, and (vi) in other publicity and marketing materials in connection with the Proposed Transaction.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of

Frost & Sullivan Limited

/s/ Tse Tsz Wing
Name: Tse Tsz Wing
Title: Consulting Director